Exhibit 99.1

Phoenix Completes Purchase of Proterra’s Transit Business

Acquisition Adds Full-size All-electric Transit Buses to the
Company’s Existing Medium-duty Offering

Anaheim, California (January 12, 2024) – Phoenix Motor Inc. (Nasdaq: PEV) (“Company” or “Phoenix”), a leading electrification solutions provider for medium-duty vehicles, today announced that it has completed the acquisition of the Proterra Transit business line (“Proterra Transit”) from Proterra Inc. and Proterra Operating Company, Inc. (collectively “Proterra”), a leading innovator in commercial vehicle electrification technology. Earlier this week, Phoenix received the requisite approval from the U.S. bankruptcy court. This transformative acquisition will add heavy-duty transit buses to Phoenix’s existing product line of medium-duty shuttle and school buses.

“Phoenix is very pleased to have completed its acquisition of the Proterra Transit business and thanks all parties for their tireless efforts over the past several months to make this possible. Proterra has a strong position in the full-size, zero-emission transit bus market, just as Phoenix has in the medium-duty market. Having spent countless hours meeting with Proterra Transit team members and learning more about their business, we are more excited than ever about this acquisition opportunity,” said Denton Peng, CEO of Phoenix. “We have already identified attractive growth opportunities as we add transit buses to our product offering and we look forward to servicing Proterra Transit’s existing customers and developing long-term relationships with them.”

Phoenix looks forward to providing regular updates on the progress of its business as it integrates the Proterra Transit team and assets into its operations and pursues its long-term strategy to create value for all stakeholders.

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and light and medium duty EVs and sells electric forklifts and electric vehicle chargers for the commercial and residential markets. Phoenix operates two primary brands, “Phoenix Motorcars”, which is focused on commercial products including medium duty EVs (shuttle buses, school buses, municipal transit vehicles and delivery trucks, among others), electric vehicle chargers and electric forklifts, and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. To learn more, please visit: www.phoenixmotorcars.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may," "might," "will," "intend," "should," "could," "can," "would," "continue," "expect," "believe," "anticipate," "estimate," "predict," "outlook," "potential," "plan," "seek," and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's current expectations and speak only as of the date of this release and are subject to known and unknown risks. There can be no assurance that future developments affecting Phoenix will be those anticipated. Actual results may differ materially from the Company's current expectations depending upon a number of factors. These risk factors include, among others, those related to our ability to raise additional capital necessary to grow the Proterra Transit business, operations and business and financial performance, our ability to grow demand for our products and revenue; our ability to become profitable, our ability to have access to an adequate supply of parts and materials and other critical components for our vehicles on the timeline we expect, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and our other filings with the SEC. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

Contact

Mark Hastings, Chief Investment Officer

marketing@phoenixmotorcars.com